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                                                                    EXHIBIT 23.2


                        CONSENT OF KESSELMAN & KESSELMAN
                             INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Nogatech, Inc. pertaining to the 2000 Equity Incentive Plan, the 1999 Stock Option Plan and the Amended and Restated 2000 Employee Stock Purchase Plan, of our report dated February 25, 2000 (except for Note 6, the date of which is March 8, 2000), with respect to the financial statements of Nogatech, Inc., included in its Registration Statement (Form S-1 No. 333-32372), as amended, filed with the Securities and Exchange Commission.


/s/ Kesselman & Kesselman
Tel Aviv, Israel
July 28, 2000